Exhibit 99.1

To be used by current Isabella Bank Corporation shareholders only. If you are not currently a shareholder, please contact Shareholder Services at (989) 779-6237, the financial advisors of Raymond James Financial Services located at Isabella Bank, or any other licensed broker.

Authorization Card

Stockholder Dividend	STOCK PURCHASE FORM -- I hereby appoint the Plan Administrator as my agent under
Reinvestment and Employee	the terms and conditions of the Plan, as described in the Prospectus for the Plan, to receive
Stock Purchase Plan Stock	and apply the following to the purchase of the shares, without charge, as provided in the Plan:
Purchase Form
---------	DIVIDEND REINVESTMENT (Please select only one option)
So that we may identify your	☐	1	FULL DIVIDEND REINVESTMENT- Any dividends that may become payable to me
account, please PRINT the			on all Isabella Bank Corporation Common Stock now or hereafter registered to me.
following information in	☐	2	PARTIAL DIVIDEND REINVESTMENT- Any dividends that may become payable to
addition to signing the card.			me on the following shares of my Isabella Bank Corporation Common Stock.
SHARES _______________
Name:
______________________	OPTIONAL CASH INVESTMENT (Please select only one option)
Address:	☐	1	CHECK OR MONEY ORDER - The amount payable on the enclosed check or
______________________			money order made payable to Isabella Bank Corporation.
______________________	☐	2	AUTOMATIC BANK WITHDRAWAL - $ _______________, which amount is not
Phone Number:			less than $25 and shall be automatically deducted from my United States bank
______________________			account identified below by either a:
Email (if applicable):			☐ ONE-TIME AUTOMATIC BANK WITHDRAWAL or
______________________			☐ MONTHLY AUTOMATIC BANK WITHDRAWAL
Name of Financial Institution _________________________
Type of Account: ☐ Checking ☐ Savings
Account Number: ____________________
Routing Number: ____________________

I understand that, if I selected Monthly Automatic Bank Withdrawals, my United States bank account identified above will be debited monthly in the amount requested on or about the
15th day of each month, until I change or revoke this authorization card.

I acknowledge that dividends received on shares held in my Plan account will automatically be reinvested in additional Common Stock.

Date: ____________________

Signature: ____________________________________________________________
•Please check only one of the boxes No. 1 or No. 2 under "DIVIDEND REINVESTMENT," and only one of the boxes No. 1 or No. 2 under "OPTIONAL CASH INVESTMENT." If you check box No. 2 under "OPTIONAL CASH INVESTMENT." you must also check a box to indicate whether the Automatic Bank Withdrawal should be one-time or monthly, and you must provide accurate account information.
•Please be sure to sign and date the form. Return completed forms to:
Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, MI 48858
Attention: Shareholder Services
You may request additional Authorization Cards at any time by writing to the above address or by calling Debbie Campbell at (989) 779-6237. We will also periodically mail you a new Authorization Card.